                  AMENDED AND RESTATED BERKSHIRE HATHAWAY INC.
                             SUBSCRIPTION AGREEMENT


Teton Acquisition Corp.
c/o MidAmerican Energy Holdings Company
302 South 36th Street
Suite 400
Omaha, Nebraska  68131
Attn: David L. Sokol

Ladies and Gentlemen:

               The undersigned is executing this Agreement in connection with its subscription for shares of (i) common stock, no par value ("Common Stock"), and Preferred Stock (as defined below) of Teton Acquisition Corp. (the "Company"), an Iowa corporation wholly owned by Teton Formation L.L.C. (the "Parent"), an Iowa limited liability company, and (ii) Trust Securities (as defined below) of the Trust (as defined below). The undersigned understands that the Company is relying upon the accuracy and completeness of the information contained herein in complying with its obligations under federal and state securities and other applicable laws.

               The Company and the Parent are contemplating entering into an Agreement and Plan of Merger (the "Merger Agreement") with MidAmerican Energy Holdings Company ("MidAmerican"), pursuant to which, and subject to the terms and conditions set forth therein, the Company would merge with and into MidAmerican, with MidAmerican being the surviving corporation (the "Merger").

               The undersigned hereby irrevocably agrees with, and represents and warrants to and for the benefit of, the Company, the Parent and the members of the Parent, as follows:

     1. Subscription.

               On the terms and subject to the conditions of this Agreement, the undersigned hereby irrevocably subscribes for and the Company hereby irrevocably agrees to sell:

        (a) such number of shares of Common Stock representing 9.9% of the outstanding voting stock of the Company (after giving effect to the purchases under the other Subscription Agreements (as defined herein)) for a purchase price of $35.05 per share;

        (b) such number of shares of Zero Coupon Convertible Preferred Stock ("Preferred Stock") of the Company (the terms of which are described on the form of Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company attached as Schedule I hereto) equal to the Preferred Stock

               Share Amount (as defined below), for a purchase price of $35.05 (the "Preferred Stock Purchase Price") per share; and

        (c) 32,000,000 11% Trust Issued Preferred Securities (liquidation amount $25 per security) (the "Trust Securities") of MidAmerican Capital Trust, a statutory business trust to be formed by the Company under the laws of the State of Delaware (the "Trust"), having the terms, limitations and relative rights and preferences described on Schedule II hereto, for an aggregate purchase price of $800 million.

               The "Preferred Stock Share Amount" shall equal the quotient obtained by dividing (A) the Net Merger Consideration Amount (as defined below) less (i) $280,400,000, representing the aggregate subscription price for shares of Common Stock to be paid by Walter Scott, Jr. pursuant to the Scott Subscription Agreement (as defined below), (ii) $17,478,900, representing the aggregate subscription price for shares of Common Stock and options to purchase shares of Common Stock to be paid by David L. Sokol pursuant to the Sokol Subscription Agreement (as defined below), (iii) the aggregate subscription price (up to $12,521,100) for shares of Common Stock and/or options to purchase Common Stock to be paid by members of management of MidAmerican other than David
L. Sokol pursuant to the Management Subscription Agreements (as defined below),
(iv) the aggregate purchase price for the shares of Common Stock to be purchased by the undersigned under Section 1(a) and (v) $800 million, representing the aggregate purchase price for the Trust Securities to be purchased by the undersigned under Section 1(c), by (B) the Preferred Stock Purchase Price.

               For purposes of the preceding paragraph, (i) the value per share of MidAmerican common stock paid as part of the purchase price under the Management Subscription Agreements shall equal the amount per share of MidAmerican common stock to be paid pursuant to the Merger Agreement (the "Per Share Amount"), and (ii) the value of the options to purchase MidAmerican common stock paid as part of the purchase price under the Management Subscription Agreements shall equal the product of (A) the excess, if any, for each such option, of the Per Share Amount over the per share exercise price thereof and
(B) the number of shares of MidAmerican common stock subject to the option.

               The "Net Merger Consideration Amount" shall equal (A) the sum of
(i) the aggregate cash consideration to be paid to the holders of MidAmerican common stock and/or options to purchase MidAmerican common stock pursuant to the Merger Agreement (assuming that all shares of MidAmerican common stock and options to purchase MidAmerican common stock are cashed out in the Merger), (ii) the aggregate cash consideration to be paid to holders of trust preferred securities of MidAmerican Capital Trust II and/or MidAmerican Capital Trust III (together referred to as "TIDES"), with respect to which securities conversion rights are exercised, and (iii) other transaction costs of up to $25 million, less (B) the amount of cash on MidAmerican's balance sheet on the Closing Date (including cash received by MidAmerican upon the exercise of options and certain asset sales); provided, that, in no event shall the Net Merger Consideration Amount exceed $2,352,000,000.

         To the extent that TIDES have not been converted into MidAmerican common stock as of the Closing Date, the number of shares of Preferred Stock purchased pursuant to Section 1(b) above at the Closing Date will be reduced, and additional shares of Preferred Stock will be purchased over the period of up to 180 days following the Closing Date at the Preferred Stock Purchase Price, as and to the extent that TIDES are converted, with the total number of shares of Preferred Stock purchased at the Closing Date and over the succeeding six months not to exceed the Preferred Stock Share Amount. Following the close of business on the day that is 180 days after the Closing Date, or the date on which all of the TIDES have been converted, whichever is earlier, provided all shares of Preferred Stock required up to that time to be purchased hereunder have been duly purchased, there shall be no further obligation to purchase shares of Preferred Stock.

               The shares of Common Stock and Preferred Stock to be purchased pursuant to Sections 1(a) and (b) are herein referred to, collectively, as the "Shares," and the Shares, together with the Trust Securities to be purchased pursuant to Section 1(c), are herein referred to, collectively, as the "Securities." The purchase price for such Securities is payable, at the option of the undersigned, in cash, in shares of MidAmerican common stock (which shall be valued at the Per Share Amount), or any combination thereof. The undersigned may assign its subscription rights hereunder to one or more of its consolidated subsidiaries; provided, however, that the undersigned shall remain fully liable for all of its obligations hereunder, including, without limitation, the payment of the purchase price for all of the Securities. As a condition to such subscription, each consolidated subsidiary of the undersigned purchasing Securities shall execute and deliver to the Company a counterpart of this Agreement, and shall be bound by the terms and conditions of this Agreement (but with its obligations limited to the Securities being purchased by it) as if such person was the original signatory hereto.

     2. Other Subscription Agreements. The Company is entering into, concurrently with the execution of this Agreement, (i) a subscription agreement with David L. Sokol (the "Sokol Subscription Agreement"), pursuant to which David L. Sokol has agreed to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock and/or options to purchase Common Stock, and (ii) a subscription agreement with Walter Scott, Jr. (the "Scott Subscription Agreement"), pursuant to which Walter Scott, Jr. has agreed to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock. The Company may also enter into subscription agreements with other members or former members of MidAmerican management (any such agreements, together with the Sokol Subscription Agreement, the "Management Subscription Agreements" and the Management Subscription Agreements, together with this Agreement and the Scott Subscription Agreement, collectively, the "Subscription Agreements"), pursuant to which such persons will agree to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock and/or options to purchase Common Stock. Each of the Subscription Agreements are separate and several agreements, and the sales of Securities to the undersigned and to the other purchasers under the Subscription Agreements are to be separate and several sales.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants that:

            (a) Organization and Qualification. The Company is duly formed, validly existing and in good standing under the laws of the State of Iowa. On the Closing Date (as defined below), the Trust will be a statutory business trust duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company was organized solely for the purposes of consummating the Merger and the other transactions to be contemplated by the Merger Agreement and taking action with respect thereto. Except for obligations or liabilities incurred, or to be incurred, in connection with the transactions to be contemplated by the Merger Agreement (including the Subscription Agreements) or in connection with their organization, on the Closing Date neither the Company nor the Trust will have incurred any obligations or liabilities or engaged in any business activities of any kind.

            (b) Authority. Subject to the filing of the Amendment (as defined below), the Company has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by all necessary action, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the undersigned, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the issuance and delivery of the Trust Securities in accordance with this Agreement will have been authorized by the Trust.

            (c) Issuance of Securities. The Shares to be issued and sold by the Company pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable stock of the Company, and no holder of stock of the Company will have any preemptive rights to subscribe for any such Shares. On the Closing Date, the Trust Securities to be issued and sold by the Trust pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, and no holder of interests in the Trust will have any preemptive rights to subscribe for any such Trust Securities. Other than shares of Common Stock, the only securities authorized for issuance by the Company are the shares of Preferred Stock to be issued and sold by the Company pursuant to this Agreement. On the Closing Date, the only securities which will be authorized for issuance by the Trust are the Trust Securities to be issued and sold by the Company pursuant to this Agreement.

            (d) Approvals and Consents; Non-Contravention. The creation, authorization, issuance, offer and sale of the Securities do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the Trust (other than as will be described in the Merger Agreement, the filing of the Amendment (as defined below) with the Iowa Secretary of State and filings with the Delaware Secretary of State with respect to the organization of the Trust) or the vote, consent or approval in any manner of the holders of any capital stock or other security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Securities. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder will not violate (i) the terms and conditions of the Articles of Incorporation (as amended by the Amendment) or the Bylaws of the Company, or any agreement to which the Company is a party or by which it is bound or (ii) subject to the accuracy of the representations and warranties of the undersigned contained in Section 4 hereof, any federal or state law.

      4. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company that:

            (a) Organization and Qualification. The undersigned is duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation.

            (b) Authority. The undersigned has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby have been duly and validly approved by all necessary action, and no other proceedings on the part of the undersigned are necessary to authorize the execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the undersigned and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) Approvals and Consents; Non-Contravention. Except as set forth on Schedule 4(c), or as required under the HSR Act (as defined below), the execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the undersigned, or the vote, consent or approval in any manner of the holders of any capital stock or other security of the undersigned as a condition to the execution and delivery of this Agreement or the consummation by the undersigned of the transactions contemplated hereby. The execution and delivery by the undersigned of this Agreement and the performance by the undersigned of its obligations hereunder will not violate
(i) the terms and conditions of the certificate of incorporation, or other applicable formation document, or the bylaws of the undersigned, or any agreement to which the undersigned is a party or by which it is bound or (ii) any federal or state law. Notwithstanding any other provision of this Section 4(c), no representation or warranty is made as to whether the undersigned or any of its affiliates, as a result of the transactions contemplated by this Agreement or the Merger Agreement would be subject to regulation as a registered holding company under the 1935 Act. The undersigned would not intend to register as such a holding company if that were a required condition of the transaction.

            (d) Residence. The principal place of business address set forth on the signature page hereof is the undersigned's true and correct principal place of business and is the only jurisdiction in which an offer to sell the Securities was made to the undersigned and the undersigned has no present intention of moving its principal place of business to any other state or jurisdiction.

            (e) No Registration. The undersigned understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction, and that the Company does not contemplate and is under no obligation to so register the Securities. The undersigned understands and agrees that the Securities must be held indefinitely unless they are subsequently transferred (i) pursuant to an effective registration statement under the Act and, where required, under the laws of other jurisdictions or (ii) pursuant to an exemption from applicable registration requirements. The undersigned recognizes that there is no established trading market for the Securities and that it is unlikely that any public market for the Securities will develop for at least five years. The undersigned will not offer, sell, transfer or assign its Securities or any interest therein in contravention of this Agreement, the Act or any state or federal law.

            (f) Purchase for Investment. The Securities for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account for investment and are not being purchased with a view to or for resale, distribution or other disposition, and the undersigned has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition.

            (g) Information. The undersigned has been granted the opportunity to ask questions of, and receive answers from, the Company and the officers of the Company concerning the terms and conditions of the sale of the Securities, the Merger Agreement and the transactions contemplated thereby, and to obtain any additional information which the undersigned deems necessary to make an informed investment decision. The undersigned has received or has had access to other documents requested from the Company relating to the Securities and the purchase thereof, and the Company has afforded the undersigned the opportunity to discuss the undersigned's investment in the Company and to ask and receive answers to any questions relating to the investment in the Securities, the Merger Agreement and the transactions contemplated thereby. The undersigned understands and has evaluated the risks of a purchase of the Securities.

            (h) Accredited Investor. The undersigned has read the text of Rule 501(a)(1) - (8) of Regulation D under the Act and confirms that it is an "accredited investor" as described thereby.

            (i) Plan Assets.

            (i) By checking below, the undersigned has indicated whether or not it is, or is acting on behalf of, a "benefit plan investor", as defined in 29 C.F.R. ss. 2510.3-101. The undersigned acknowledges that (A) a benefit plan investor includes (x) an "employee benefit plan" within the meaning of
     Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to ERISA, or (y) a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or (iii) an entity which is deemed to hold the assets of any such employee benefit plan, plan or arrangement described in (x) or (y) above pursuant to 29 C.F.R. ss. 2510.3-101 or otherwise, (B) a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account would each be a benefit plan investor for this purpose, even though they are generally not subject to ERISA and (C) a foreign or U.S. entity which is not an operating company and which is not publicly traded or registered as an investment company under the Investment Company Act of 1940, as amended, and in which 25% or more of the value of any class of equity interests is held by benefit plan investors, would be deemed to hold the assets of one or more employee benefit plans pursuant to 29 C.F.R. 2510.3-101. The undersigned further understands that for purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests held by a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded:

                             [ ] Yes        [X]   No

            (ii) By checking below, the undersigned has indicated whether it is, or is acting on behalf of, such an employee benefit plan, plan or arrangement described in the preceding question, or is an entity deemed to hold the assets of any such employee benefit plan, plan or arrangement that is subject to ERISA and/or Section 4975 of the Code.

                             [ ] Yes        [X]   No

            (iii) By checking below, the undersigned has indicated whether it is an insurance company using assets of its general account.

                             [ ] Yes        [X]   No

If the answer to the above question is yes, please indicate the percentage of the general account that is attributable to benefit plan investors subject to
ERISA and/or Section 4975 of the Code:         %.

            (j) Holding Company. The undersigned is not a "public utility company", a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" as such term is defined in the Federal Power Act.

            (k) Ownership. At the Closing Date, the undersigned or any of its consolidated subsidiaries that subscribe for Securities hereunder will have good and marketable title to, and own free and clear of any liens, encumbrances, mortgages, charges, rights or other security interests, the shares of MidAmerican common stock, if any, to be exchanged for Securities pursuant to this Agreement.

            (l) Assignment. The undersigned will only assign its subscription rights hereunder to one or more of its consolidated subsidiaries who are capable of making the representations and warranties contained in this Section 4 and of performing the obligations they undertake hereunder.

     5. Closing. The closing (the "Closing") of the purchase and sale of the Securities pursuant to this Agreement shall be held at the same place and at the same time as the closings under the other Subscription Agreements (the "Closing Date") and immediately prior to the effective time of the Merger, provided that, as and to the extent set forth in Section 1, additional shares of Preferred Stock may be purchased and sold hereunder for a period of up to six months following the Closing Date.

     6. Conditions to Closing. (a) The undersigned's obligation to purchase the Securities under this Agreement at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

            (i) Representations and Warranties. Each representation and warranty made by the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

            (ii) Performance. The Company shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this

     Agreement to be so performed or complied with by the Company at or before the Closing Date.

            (iii) Merger Agreement. The Merger Agreement shall have been executed and delivered by the parties thereto in form and substance reasonably satisfactory to the undersigned. As of the Closing all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived and the closing of the transactions contemplated hereunder shall occur immediately prior to the effective time of the Merger.

            (iv) Stockholders Agreement. The Stockholders Agreement (having terms substantially the same as those set forth on Schedule III hereto) (the "Stockholders Agreement") shall have been executed and delivered by the Company and each of the parties to the Subscription Agreements.

            (v) Subscription Agreements. The Subscription Agreements shall be in full force and effect, no cancellation or termination (purported or otherwise) shall have occurred in respect of any Subscription Agreement, no material breach or default shall have occurred and be continuing under any of the Subscription Agreements, and closings under all of the Subscription Agreements shall be effected concurrently.

            (b) The Company's obligation to sell the Securities under this Agreement at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

            (i) Representations and Warranties. Each representation and warranty made by the undersigned in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

           (ii) Performance. The undersigned shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the undersigned at or before the Closing Date.

           (iii) Merger Agreement. The Merger Agreement shall have been executed and delivered by the parties thereto in form and substance reasonably satisfactory to the Company. As of the Closing all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived and the closing of the transactions contemplated hereunder shall occur immediately prior to the effective time of the Merger.

           (iv) Stockholders Agreement. The Stockholders Agreement shall have been executed and delivered by the Company and each of the parties to the Subscription Agreements.

           (v) Subscription Agreements. The Subscription Agreements shall be in full force and effect, no cancellation or termination (purported or otherwise) shall have occurred in respect of any Subscription Agreement, no material breach or default shall have occurred and be continuing under any of the Subscription Agreements, and closings under all of the Subscription Agreements shall be effected concurrently.

     7. Covenants. Each of the Company and the undersigned covenants and agrees with the other that, at all times from and after the date hereof until the Closing Date, it will comply with all covenants and provisions of this Section 7, except to the extent the other party may otherwise consent in writing.

            (a) Amendment of Articles of Incorporation and Formation of Trust. The Company shall take all actions necessary to amend its Articles of Incorporation to authorize the issuance of the Preferred Stock under this Agreement (the "Amendment"). The Company shall take all actions necessary to organize the Trust, to issue its subordinated debentures to the Trust, and to cause the Trust to perform its obligations in accordance with the terms, and subject to the conditions, of this Agreement.

            (b) Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Company and the undersigned will proceed diligently and in good faith to, as promptly as practicable (x) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any public or private third parties required of the Company and the undersigned to consummate the transactions contemplated hereby and by the Merger Agreement, and (y) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will (1) take promptly all actions necessary to make the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") (2) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division"), pursuant to the HSR Act, and (3) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

            (c) Notice and Cure. Each of the Company and the undersigned will promptly notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, occurring after the date of this Agreement that causes or will cause any covenant or agreement of either such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of either such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

            (d) Fulfillment of Conditions. Each of the Company and the undersigned will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of such party contained in this Agreement and will not take any action that could reasonably be expected to result in the nonfulfillment of any such condition or fail to take any commercially reasonable action that could reasonably be expected to prevent the nonfulfillment of any such condition.

     8. Indemnification. The undersigned agrees to indemnify and hold harmless the Company, the Parent, or any member, officer, director or control person (within the meaning of Section 15 of the Act) of any such entity from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in any document furnished by the undersigned in connection with the offering and sale of the Securities, including, without limitation, this Agreement, or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

     9. Survival; Binding Effect. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Securities and payment therefor and, notwithstanding any investigation heretofore or hereafter made by the undersigned or on the undersigned's behalf, shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements in this Agreement by or on behalf of the Company, or by or on behalf of the undersigned, shall bind and inure to the benefit of the successors and assigns of such parties hereto.

     10. Termination.

            (a) This Agreement may be terminated, and the transactions contemplated hereby may be abandoned (i) at any time before the Closing, by mutual written agreement of the Company and the undersigned or (ii) at any time before the Closing, by the Company or the undersigned, in the event that any order or law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Company, upon notification of the non-terminating party by the terminating party.

            (b) This Agreement shall terminate, with no further action being required on the part of either party hereto, (i) automatically, if the Merger Agreement is not executed and delivered by the parties hereto on or before 11:59 p.m., October 24, 1999 or (ii) automatically, once the Merger Agreement has been executed and delivered, upon any termination of the Merger Agreement in accordance with its terms by MidAmerican or (with the requisite Member vote under the Parent's Operating Agreement or the requisite two-thirds vote of the Company's Board of Directors) by the Parent or the Company, as applicable.

            (c) If this Agreement is validly terminated pursuant to this Section 10, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the undersigned or the Parent or the Company (or any of their respective members, officers, directors, employees, agents or other representatives or affiliates). Notwithstanding the foregoing, no such termination shall affect the obligations of the undersigned pursuant to
Section 8, which shall survive any such termination.

     11. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally, by overnight courier or by facsimile, addressed to the Company at its principal offices and to the other party at its addresses or facsimile number reflected on the signature page hereto. The undersigned, by written notice given to the Company in accordance with this Section 11 may change the address to which notices, statements, instructions or other documents are to be sent to the undersigned. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of delivery.

     12. Complete Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties hereto, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     13. Assignment. Without the prior written consent of each of the parties hereto, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so will be void; provided, however, that, notwithstanding any other provisions of this Agreement, this Agreement and all rights, interests and obligations of the undersigned hereunder (or, at the option of the undersigned, the right and obligation to purchase some, but not all, of the Securities) may be assigned by the undersigned to one or more subsidiaries of the undersigned which are consolidated with the undersigned for financial accounting purposes, without obtaining the consent of any other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns.

     14. Amendment and Waiver. This Agreement may be amended or modified only by an instrument signed by the parties hereto. A waiver of any provision of this Agreement must be in writing, designated as such, and signed by the party against whom enforcement of that waiver is sought. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach thereof.

     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     16. Standby Credit Commitment. The undersigned will, subject to the terms and conditions set forth below, lend the Company an amount equal to the difference, if any, between (i) $2,351,524,400 and (ii) the sum of (x) the investments by Walter Scott, Jr., David L. Sokol and management of MidAmerican under their respective subscription agreements and (y) the investment made on the Closing Date by the undersigned (or its subsidiaries) pursuant to this Subscription Agreement; provided, however, that the amount outstanding under such loan will not in any event exceed $180,000,000, and such loan will be subject to the following terms and conditions:

            (a) Such loan will be drawable only on the Closing Date, immediately prior to the effective time of the Merger, and subject to fulfillment of all the conditions set forth in Section 6(a) hereof;

            (b) MidAmerican's existing revolving credit agreement shall not permit borrowing for the purpose that this loan would be made;

            (c) The obligations of the surviving corporation in the Merger in connection with this loan will rank pari passu with all of its public debt;

            (d) This loan will be due and payable on that date which is 180 days after the Closing Date, or if such date is not a business day, on the next business day, and shall be required to be paid before that date as and to the extent cash is available for payment;

            (e) This loan will be prepayable at any time without penalty, and amounts prepaid may not be reborrowed;

            (f) The interest rate for such loan will be determined from the formula identified by David L. Sokol to the undersigned no later than October 26, 1999, with David L. Sokol specifying either the formula applicable to "Eurodollar Rate Loans" or the formula applicable to "Base Rate Loans" as provided in the credit agreement for MidAmerican's current revolving credit facility led by Credit Suisse First Boston;

            (g) The loan shall be documented and evidenced by a note, all in accordance with normal commercial practice for loans of this type, and the loan documents and note, in addition to the terms set forth herein, shall contain such other commercially reasonable terms and provisions, not inconsistent with those specified herein, as would accord with normal commercial practice for loans of this type.

               IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Subscription Agreement on this 24th day of October 1999.



BERKSHIRE HATHAWAY INC.                             ---------------------------
                                                            Mailing Address

By: /s/ Warren E. Buffett
    -----------------------------                   ---------------------------
    Name:  Warren E. Buffett                        City     State     Zip Code
    Title: Chairman

                                                    ---------------------------
                                                    Tax Identification Number


SUBSCRIPTION ACCEPTED AS OF THE ABOVE DATE

TETON ACQUISITION CORP.



By: /s/ David L. Sokol
   ----------------------------------
   Name:  David L. Sokol
   Title: Chairman, Chief Executive
            Officer and President

                                 Schedule 4(c)

            Although the transactions contemplated by the Agreement may require the consent, approval and/or authorization of, or filings with, certain state insurance regulatory authorities, the failure to obtain any such consent, approval or authorization or to make any such filing would not materially affect the ability of the undersigned to consummate such transactions.

                                                                  Schedule I

                                    FORM OF

                              ARTICLES OF AMENDMENT

                                       to

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       of

                             TETON ACQUISITION CORP.

       (Pursuant to Section 490.602 of the Iowa Business Corporation Act)



               Teton Acquisition Corp., a corporation organized and existing under the Iowa Business Corporation Act (hereinafter called the "Corporation") hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section490.602 of the Iowa Business Corporation Act at a meeting duly called and held on
        ,     .

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, no par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:



                     ZERO COUPON CONVERTIBLE PREFERRED STOCK

I. DESIGNATION AND AMOUNT

        The shares of such series (the "Preferred Shares") shall be designated as "Zero Coupon Convertible Preferred Stock" and the number of shares
constituting such Preferred Stock shall be                .



II. DIVIDENDS AND DISTRIBUTIONS

        In case the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of
Section VI or (ii) a dividend or distribution made in Common Stock, the holders of the Preferred Shares shall be entitled (unless such right shall be waived by the affirmative vote or consent of the holders of at least two-thirds of the number of the then outstanding Preferred Shares) to receive from the Corporation with respect to each Preferred Share held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Preferred Share is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Any such dividend or distribution shall be declared, ordered, paid or made at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.



III. CONVERSION RIGHTS

        Each Preferred Share is convertible at the option of the holder thereof into one Conversion Unit at any time upon the occurrence of a Conversion Event. A Conversion Unit will initially be one share of Common Stock of the Corporation adjusted as follows:

               (i) Stock splits, combinations, reclassifications etc. In case the Corporation shall at any time or from time to time declare a dividend or make a distribution on the outstanding shares of Common Stock payable in Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each such event, the number of shares of Common Stock into which each Preferred Share is convertible shall be adjusted so that the holder thereof shall be entitled to receive, upon conversion thereof, the number of shares of Common Stock which such holder would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event or the record date therefor, whichever is the earlier. Any adjustment made pursuant to this clause (i) shall become effective (I) in the case of any such dividend or distribution on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (II) in the case of any such subdivision, reclassification or combination, on the day upon which such corporate action becomes effective.

               (ii) Issuances of Additional Shares below Fair Value Price. In case the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a "conversion") for shares of Common Stock) (collectively, "convertible securities") (other than in Permitted Transactions) at a price per share (or having a conversion price per share) less than the Fair Value Price as of the date of issuance of such shares (or of such convertible securities), then, and in each such event, the number of shares of Common Stock into which each Preferred Share is convertible shall be adjusted so that the holder thereof shall be entitled to receive, upon conversion thereof, the number of shares of Common Stock determined by multiplying the number of shares of Common Stock into which such share was convertible immediately prior to such date of issuance by a fraction, (I) the numerator of which is the sum of
        (1) the number of shares of Common Stock outstanding on such date and
        (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and (II) the denominator of which is the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common
        Stock which the aggregate consideration receivable (including any amounts payable upon conversion of convertible securities) by the Corporation for the total number of additional shares of Common
        Stock so issued (or into which the convertible securities may convert) would purchase at the Fair Value Price on such date. For purposes of the foregoing, "Permitted Transactions" shall include issuances (i) as consideration for the acquisition of businesses and/or related assets, and (ii) in connection with employee benefit plans and any other transaction approved by the Board of Directors of the Corporation (including the approval of the directors elected by the holders of the Preferred Shares), and "Fair Value Price" shall mean the average of the closing prices on the principal stock exchange or over-the-counter quotation system on which the Common
        Stock is then listed or quoted, or if not then listed or quoted, the fair value of the Corporation's Common Stock as determined in good faith by the Board of Directors. Although Permitted Transactions do not require adjustment of a Conversion Unit, the issuance of equity and equity-linked securities in a Permitted Transaction remains subject to the vote of the Preferred Shares as provided in Section
        IV. Any adjustment made pursuant to this clause (ii) shall become effective immediately upon the date of such issuance.

           (iii) Mergers, Consolidations, Sales of Assets etc. In case the Corporation shall be a party to any transaction (including a merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation or recapitalization of the Corporation, but excluding any transaction described in clause (i) or (ii) above) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Corporation is a party, exchanged for different securities of the Corporation or common stock or other securities or interests in another Person or other property (including cash) or any combination of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that each holder of Preferred Shares shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which such share was convertible immediately prior to the consummation of such transaction. Any adjustment made pursuant to this clause (iii) shall become effective immediately upon the consummation of such transaction.

        In calculating the adjustments provided in clauses (i), (ii) and (iii) above, a Conversion Unit shall include any fractional share resulting from the calculation.

        A "Conversion Event" includes (i) any conversion of Preferred Shares that would not cause the holder of the shares of Common Stock issued upon conversion (or any affiliate of such holder) or the Corporation to become subject to regulation as a registered holding company, or as a subsidiary of a registered holding company, under the Public Utility Holding Company Act of 1935 ("PUHCA") either as a result of the repeal or amendment of PUHCA, the number of shares involved or the identity of the holder of such shares and (ii) a Company Sale. A Company Sale includes any involuntary or voluntary liquidation, dissolution, recapitalization, winding-up or termination of the Corporation and any merger, consolidation or sale of all or substantially all of the assets of the Corporation.

        The holder of any Preferred Shares may exercise such holder's right to convert each such share into a Conversion Unit by surrendering for such purpose to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the Preferred Shares to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section III and specifying the name or names in which such holder wishes the certificate or certificates for securities included in the Conversion Unit or Units to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of securities included in the Conversion Unit or Units in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of the securities and other property then included in a Conversion Unit or Units upon conversion of Preferred Shares pursuant hereto. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock (or other securities included in the Conversion Unit or Units) to which the holder of Preferred Shares so converted shall be entitled and (ii) if less than the full number of Preferred Shares evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date of giving of such notice and such surrender of the certificate or certificates representing the Preferred Shares to be converted so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive the securities and other property included in the Conversion Unit or Units in accordance herewith, and the Person entitled to receive the securities and other property included in the Conversion Unit or Units shall be treated for all purposes as having become the record holder of such securities and other property included in the Conversion Unit or Units at such time. No holder of Preferred Shares shall be prevented from converting Preferred Shares, and any conversion of Preferred Shares in accordance with the terms of this Section III shall be effective upon surrender, whether or not the transfer books of the Corporation for the Common Stock are closed for any purpose.

        The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Preferred Shares. The Corporation shall from time to time, subject to and in accordance with the Iowa Business Corporation Act, increase the authorized amount of Common Stock if at any time the number of authorized shares of Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all then outstanding Preferred Shares.

        The Corporation at all times shall maintain stated capital allocated to the Preferred Shares sufficient in amount such that the shares of Common Stock issuable upon conversion of all outstanding Preferred Shares pursuant to the terms of this Section III shall be upon issuance lawfully issued, fully paid and nonassessable under the Iowa Business Corporation Act.

        Whenever the number of shares of Common Stock and other property comprising a Conversion Unit into which each Preferred Share is convertible is adjusted as provided in this Section III, the Corporation shall promptly mail to the holders of record of the outstanding Preferred Shares at their respective addresses as the same shall appear in the Corporation's stock records a notice stating that the number of shares of Common Stock and other property comprising a Conversion Unit into which each Preferred Share is convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each Preferred Share is convertible, as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof, and when such adjustment became effective.



IV. VOTING RIGHTS

        The holders of the Preferred Shares shall have the following voting rights:

        (A) The holders of the then-outstanding Preferred Shares shall be entitled to elect, as a class, two (out of a total of ten) directors to the Corporation's Board of Directors, to elect the replacement for any director elected by them who for any reason ceases to serve as a director and to vote, as a separate class, on any amendment of the provisions of the Articles of Incorporation of the Corporation in any manner which would alter or change the powers, preferences or special rights of the Preferred Shares or that would otherwise adversely affect the rights of the holders of the Preferred Shares. In addition the Corporation will not effect any Fundamental Transaction without first obtaining the consent or approval of the holders of a majority of the then-outstanding Preferred Shares. A "Fundamental Transaction" includes the following (in each case referring to a single transaction or series of related transactions): (i) the sale, lease, exchange, mortgage or other disposition (including any spin-off or split-up) of any business or assets having a fair market value of 25% or more of the fair market value of the business or assets of the Corporation and its subsidiaries taken as a whole, the merger or consolidation of the Corporation with any other Person, a Liquidation of the Corporation or any recapitalization or reclassification of the securities of the Corporation; (ii) the acquisition of any business or assets (by way of merger, acquisition of stock or assets or otherwise) or the making of capital expenditures not included in the applicable annual budget approved by the Corporation's Board of Directors, in each case for a consideration or involving expenditures in excess of $50,000,000; (iii) the issuance, grant or sale, or the repurchase, of any equity securities (or any equity linked securities or obligations) of the Corporation (or securities convertible into or exchangeable or exercisable for any such equity securities); (iv) transactions with officers, directors, stockholders and affiliates of the Corporation except (x) to the extent effectuated on terms no less favorable to the Corporation than those obtainable in an arms' length transaction with an unaffiliated Person or (y) in the case of cash compensation arrangements, which are approved by the entire Board of Directors of the Corporation (without regard to the directors elected by the holders of the Preferred Shares); (v) the removal as chief executive officer of the Corporation of the person occupying that position on the date of original issuance of the Preferred Shares (the "Initial CEO") and (vi) the appointment or removal of any person as chief executive officer of the Corporation after the removal, resignation, death or disability of the Initial CEO (the consent of the holders of the Preferred Stock as to the matters set forth in this clause (vi) not to be unreasonably withheld).

       (B) Except as set forth herein, or as otherwise provided by law, holders of the Preferred Shares shall have no voting rights.



V. REACQUIRED SHARES

        Any Preferred Shares converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Articles of Amendment creating a series of Preferred Stock or any similar stock or as otherwise required by law.



VI. LIQUIDATION, DISSOLUTION OR WINDING UP

        Upon any involuntary or voluntary liquidation, dissolution, recapitalization, winding-up or termination of the Corporation, the assets of the Corporation available for distribution to the holders of the Corporation's capital stock shall be distributed in the following priority, with no distribution pursuant to the second priority until the first priority has been fully satisfied and no distribution pursuant to the third priority until the first and second priorities have both been fully satisfied, First, to the holders of the Preferred Shares for each Preferred Share, a liquidation preference of $1.00 per share, Second, to the holders of Common Stock, ratably, an amount equal to (i) $1.00 divided by the number of shares of Common Stock then comprising a Conversion Unit, multiplied by (ii) the number of shares of Common Stock then outstanding, and Third, to the holders of the Preferred Shares and the Common Stock (ratably, on the basis of the number of shares of Common Stock then outstanding and, in the case of the Preferred Shares, the number of shares of Common Stock then comprising a Conversion Unit multiplied by the total number of Preferred Shares outstanding), all remaining assets of the Corporation available for distribution to the holders of the Corporation's capital stock.

        Neither the consolidation, merger or other business combination of the Corporation with or into any other Person or Persons nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation to a Person or Persons, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section VI.

VII. REDEMPTION

        The Preferred Shares are not subject to redemption at the option of the Corporation nor subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof.



VIII. DEFINED TERMS

               "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of Iowa are authorized or obligated by law or executive order to close.

               "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

               IN WITNESS WHEREOF, these Articles of Amendment are executed on
behalf of the Corporation by its Secretary this      day of        ,     .



                                               --------------------------------
                                               David A. Sokol
                                               Secretary

                                                                Schedule II

                                      TETON

                      TRUST PREFERRED SECURITIES TERM SHEET

Securities.......................   [32,000,000] 11% Trust Issued Preferred
                                    Securities (liquidation amount $25 per
                                    Security) (the "Trust Securities").

Issuer...........................   Monarch Capital Trust, a statutory business
                                    trust formed under the laws of the State of Delaware (the "Trust").

Issue Price......................   [$800,000,000] ($25 per Trust Security).

Distributions....................   Holders of the Trust Securities will be
                                    entitled to receive cumulative cash
                                    distributions at an annual rate of 11% of the liquidation amount of $25 per Trust
                                    Security, accumulating from the date of
                                    original issuance and payable semi-annually in arrears (on the 6-month and 12-month anniversary dates of the date of issuance), commencing on the first such date after issuance ("Payment Dates").

Guarantee........................   The payment of distributions out of moneys
                                    held by the Trust and payments on
                                    liquidation of the Trust or the redemption of Trust Securities are guaranteed (the
                                    "Guarantee") by Monarch Holdings Company
                                    (the "Company"), but only to the extent that the Trust has funds available therefor, which will not be the case unless the Company has made payments of principal, interest or other payments on the Subordinated Debentures held by the Trust as its sole asset. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all liabilities of the Company (other than any similar guarantees) and rank pari passu with the most senior preferred stock issued, from time to time, if any, by the Company and such similar guarantees. The
                                    Guarantee, when taken together with the
                                    Company's obligations under the Subordinated
                                    Debentures, the Indenture and the
                                    Declaration forming the Trust, including its covenant in the Indenture to pay costs, expenses, debts and obligations (including taxes and other governmental charges) of the Trust (other than with respect to the Trust
                                    Securities), will provide a full and
                                    unconditional guarantee of amounts due on the Trust Securities.

Subordinated Debentures..........   The Trust will invest the proceeds of the
                                    Trust Securities in an equivalent amount of the Company's 11% Junior Subordinated

                                    Deferrable Interest Debentures (the
                                    "Subordinated Debentures"). The Subordinated
                                    Debentures will mature in ten equal
                                    semi-annual principal installments payable on the Payment Date which is 5 1/2 years after the date of issue and on each Payment Date thereafter ("Mandatory Redemption Dates") and at maturity (the tenth anniversary of the date of issuance - "Stated Maturity"). The obligations of the Company under the Subordinated Debentures will be subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company (i.e., indebtedness for money borrowed, evidenced by notes or similar obligations, reimbursement obligations, deferred purchase price of property or services (other than trade payables), capital leases and guaranties of similar obligations of and dividends of others) and rank pari passu with other junior subordinated debt securities of the Company and obligations to, or rights of, the Company's other general unsecured creditors. No payments of principal or interest on the Subordinated Debentures may be made if, at the time of such payment, a payment default exists on any Senior Indebtedness or if the maturity of any Senior Indebtedness has been accelerated as a consequence of a default thereon. Under the Indenture the Company will agree to certain dividend and distribution limitations in respect of its capital stock during an Extension Period or if an Indenture Event of Default exists. (see Interest Deferral, below) The Company will also agree to pay costs, expenses, debts and obligations (including taxes and other governmental charges) of the Trust (other than with respect to the Trust Securities). No provisions of the Indenture will limit or restrict the business or operations of the Company and its subsidiaries, the pledging of their assets or the incurrence of indebtedness or other liabilities.


Interest Deferral; Interest Rate
Increases........................   So long as no Indenture Event of Default (a
                                    payment default on the Subordinated
                                    Debentures, bankruptcy events affecting the
                                    Company, a liquidation of the Trust except where Subordinated Debentures are distributed in connection therewith, failure to perform other covenants after notice) has occurred and is continuing, the Company has the right under the Indenture to defer payments of interest on the Subordinated
                                    Debentures by extending the interest payment period on the Subordinated Debentures at any time for up to 10 consecutive six-month payment periods (an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Subordinated Debentures or, as to any Subordinated Debentures redeemed, beyond the
                                    Mandatory Redemption Date or Special Event redemption date for such Subordinated
                                    Debentures. If interest payments are so
                                    deferred, distributions on the Trust
                                    Securities will also be deferred. During such Extension Period, or during any period when redemption payments on the Subordinated
                                    Debentures have not been made as provided, interest on the Subordinated Debentures and distributions on the Trust Securities will continue to accumulate with interest thereon
                                    (to the extent permitted by applicable law) at an annual rate of 13% per annum compounded semi-annually to the date of payment. During any Extension Period, holders of Trust Securities will be required to accrue deferred interest as OID, and to include such OID in their gross income from United States federal income tax purposes in advance of the receipt of the cash distributions with respect to such deferred interest payments. There could be multiple
                                    Extension Periods of varying lengths
                                    throughout the term of the Subordinated
                                    Debentures.

                                    If the Company exercises the right to extend an interest payment period, the Company shall not during such Extension Period (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem, or make any sinking fund payment with respect to, any indebtedness for money borrowed of the Company (including other junior subordinated debt securities) that ranks pari passu with or junior in right of payment to the Subordinated Debentures or make any guarantee payments with respect to the foregoing.

Relationship Among the Trust
Securities, the Subordinated
Debentures and the Guarantee.....   The distribution rate and the distribution
                                    and other payment dates for the Trust
                                    Securities will correspond to the interest rate and the interest and other payment dates on the Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Trust Securities. If the Company does not make principal or interest payments on the Subordinated Debentures, the Trust will not have sufficient funds to make distributions on the Trust Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor. In such event, the remedy of a holder of Trust
                                    Securities is to enforce the Subordinated
                                    Debentures.

Redemption of the Subordinated
Debentures and the Trust
Securities .......................  The Subordinated Debentures will be redeemed in ten equal semi-annual principal
                                    installments to be paid on each Mandatory
                                    Redemption Date and at Stated Maturity at a price equal to the principal amount thereof to be redeemed, plus accrued and unpaid interest thereon to the date of payment (the "Debenture Redemption Price"). The Subordinated Debentures are redeemable at the option of the Company at any time in whole upon the occurrence of a Special Event (see Special Event, below) at the Debenture Redemption Price. The Subordinated Debentures are not otherwise redeemable at the option of the Company. When the Company redeems Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at a price of $25 per Trust Security plus accumulated and unpaid distributions thereon (including interest thereon) to the date fixed for redemption (the "Redemption Price").

Distribution of the Subordinated
Debentures.......................   The Company will have the right at any time
                                    to liquidate the Trust and cause the
                                    Subordinated Debentures to be distributed to the holders of the Trust Securities.

Liquidation of the Trust.........   In the event of any involuntary or voluntary
                                    liquidation, dissolution, winding-up or
                                    termination of the Trust (each, a
                                    "Liquidation"), the holders of the Trust
                                    Securities will be entitled to receive for each Trust Security, after satisfaction to creditors of the Trust, if any, a liquidation amount of $25 plus accumulated and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such Liquidation, the Subordinated Debentures are distributed to the holders of the Trust Securities.

Transfer Restrictions............   The Trust Securities (and any Subordinated
                                    Debentures distributed in a Liquidation) will not be transferable except within the Teton group (i.e., Teton and its consolidated subsidiaries), and except that transfer will be permitted following an Indenture Event of Default.

Voting Rights....................   The holders of the Trust Securities will
                                    not have any voting rights.

Special Event....................   A "Special Event" is the occurrence of an
                                    Investment Company Act Event or a Tax Event.

                                    An "Investment Company Act Event" means
                                    receipt by the Trust or the Company of an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the date of issuance of the Trust Securities, there is more than an insubstantial risk that the Trust is or will be considered an investment company under the Investment Company Act of 1940, as amended.

                                    A "Tax Event" means receipt by the Trust or the Company of an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of issuance of the Trust Securities), (iii) any interpretation or pronouncement by any such body, court, agency or authority that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or
                                    (iv) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated or effective, or which interpretation or pronouncement is issued or announced, or which action is taken, in each case on or after the date of issuance of the Trust Securities, there is more than an insubstantial risk that (a) the Trust is, or within 90 days of the date thereof will be, subject to United States federal income tax with respect to income accrued or received on the Subordinated Debentures, (b) interest payable by the Company on the Subordinated Debentures would not be deductible by the Company for United States federal income tax purposes or (c) the Trust is, or within 90 days of the date thereof will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                                                                    Schedule III


                                  PROJECT TETON
                  SUMMARY OF TERMS FOR SHAREHOLDERS' AGREEMENT
                       AND MANAGEMENT EQUITY PARTICIPATION


BACKGROUND

      o In order to encourage equity participation in NewCo by Management, DLS will be required to roll over (tax free) 100% of his total current equity in Monarch (both shares directly owned and those subject to options), and up to three additional Management participants may be offered the opportunity to rollover (tax free) up to 100%, but not less than 65%, of such person's total current equity in Monarch (both shares directly owned and those subject to options), into NewCo's voting common stock or options, as applicable. Management's contribution will be valued on the basis of the price paid to the public stockholders of Monarch in the Merger (the "Merger Price") less any applicable option exercise price.

      o Walter and/or his children and their respective personal trusts will invest a total of $280.4 million in voting common stock of NewCo, with such investment achieved through a roll-over of certain of their present Monarch holdings and through cash investments at the closing. At least 5 million shares (or approximately $175 million in value) of such common shares will be directly owned by Walter or his personal trusts.

      o Teton will acquire NewCo voting common stock, convertible preferred stock and trust preferred stock in separately agreed amounts through cash investments or through contributions of Monarch common stock valued at the Merger Price at the closing.

OPTION TERMS

      o The number of existing shares subject to options and the exercise price per share will remain unchanged.

      o As per the terms of the existing option plan, all existing options will be fully vested as of the closing date.

      o Subject to review of accounting implications, in order to encourage retention of existing options and avoid the need to finance early option exercises, all outstanding options will have their exercise terms extended until eight years after the closing date. Options with current exercise terms of greater than eight years from the closing date will not be affected.

ADDITIONAL OPTIONS

      o As an additional incentive for Management to rollover a higher proportion of their equity into NewCo, if DLS or any other Management participant rolls over 100% of his common stock and stock options, then for each ten shares rolled over (whether directly owned or subject to options), DLS and each such other Management participant will receive an option to purchase three additional shares of NewCo at an exercise price equal to the per share Merger Price. These additional options will vest in increments of 1/3 per year over the three years following the closing date. All options will contain various other customary terms, including anti-dilution provisions.

MANAGEMENT EQUITY -- TRANSFERABILITY; PUT AND CALL RIGHTS, ETC.

      o All Management shares and options will be nontransferable for a period of three years following the closing date (subject to exceptions for transfers to immediate family members and personal trusts for their benefit or management's benefit). After three years, transfer restrictions will be lifted (subject to customary plan limitations as to options); however, such shares and options will be subject to both put and call rights (described below).

      o At any time after the third anniversary of the closing, management will be allowed one opportunity per year to put their shares and options to NewCo for cash in increments of not less than 25% of their total equity holdings as of the closing date, at a price to be agreed upon. If the parties cannot agree on a price for the shares or options, the option to put will be based on an "appraised value" to be determined by an independent appraiser mutually acceptable to Management and NewCo. The option to put at appraised value may be made by any management stockholder at any time within 30 days after the appraised value has been finally determined. The purchase price for the options will be equal to the agreed or appraised value, as applicable, of the underlying common shares less an amount equal to the applicable option exercise price.

      o NewCo will be required to have an appraisal of the common shares made on the third anniversary of the closing date. Thereafter, NewCo will be required to have an appraisal made at the request of a selling Management shareholder, but not more frequently than once per calendar year.

      o In determining appraised value, the third party appraiser will value Management shares based on their percentage of the total equity value of NewCo as a going concern, and will value the shares as though NewCo were a publicly traded company, with reasonable liquidity and without a controlling block of shares and with no sell-out premium (as might exist in a change of control or sale of the company transaction).

      o At any time after the third anniversary of the closing, NewCo will be allowed one opportunity per year to call Management shares and options for cash in increments of not less than 25% of their total equity holdings at a price to be agreed upon, or, failing agreement, at the appraised value, determined in the same manner.

      o Since all currently-owned management shares and options will be fully vested on the closing date, those shares and options will not be affected by any termination of employment. For example, if a Management shareholder's employment is terminated prior to the end of the three-year period, the put and call rights described above will mature beginning at the end of the three-year period and will be exercisable by both parties in the same manner as if the Management shareholder had still been employed.

      o With respect to additional option grants subject to vesting, in the event a Management shareholder's employment is terminated without "cause," or by the Management shareholder for "good reason," or by reason of his or her death or disability, such additional options will become fully vested and (after three years) subject to the put and call provisions. If a Management shareholder's employment is terminated within the three-year period by the NewCo for cause or by him without good reason, any unvested additional option shares will be forfeited.

WALTER AND WALTER FAMILY SHARES -- TRANSFERABILITY,
PUTS AND CALLS, ETC.

      o 5 million of the voting common shares owned by Walter and/or his personal trusts will not be transferable except in "Permitted Transfers". "Permitted Transfers" will include (a) transfers by and among Walter, his personal trusts and any foundation or foundation created by Walter where the voting of such common shares is directed by Walter, (b) provided Teton is an "Eligible Purchaser" as defined below, transfers to third parties made after compliance with the right of first refusal provisions in favor of Teton described below, (c) transfers made at any time after the earlier of Walter's death or the third anniversary of the closing date pursuant to a put by Walter or his personal trusts or his estate of some or all of such shares to Teton for cash or Teton common stock (at the election of Walter or his personal trusts or estate), with such put exercisable only if Teton is an Eligible Purchaser, i.e., purchase by Teton would not cause Teton to become - - subject to regulation as a registered holding company under the Public Utility Holding Company Act of 1935 ("PUHCA")due to the repeal or amendment of PUHCA or otherwise and (d) such other transfer arrangements as may be agreed by and among Walter and Teton promptly following the signing of a definitive merger agreement which would not cause Teton or Walter to become subject to regulation as a registered holding company under PUHCA. Any put pursuant to clause (c) above shall be at agreed or appraised value determined in the same manner as applies to management's puts.

      o Such 5 million shares shall also be subject to a right of first refusal in favor of Teton if a transfer of any such shares is proposed to be made to a third party at any time.

      o The balance of the voting common shares (i.e. the excess over 5 million shares) owned by Walter or his children or any of their respective personal trusts shall not be subject to any contractual transfer restrictions and shall not be subject to any puts, calls or rights of first refusal.

TETON'S HOLDINGS

      o Pursuant to the terms thereof, the Trust Preferred shall be non-transferable.

      o Teton's Convertible Preferred and voting common stock shall be freely transferable (subject to PUHCA and other applicable legal constraints). To the extent that Teton transfers (other than transfers to any of its consolidated subsidiaries) 5% or more of its common stock or Convertible Preferred, all transfer restrictions, rights of first refusal and puts in respect of common stock owned by Walter or his personal trusts shall immediately lapse. In addition, if any such transfer by Teton represents more than 50% of the voting power or 50% of the combined equity value of NewCo (exclusive of Trust Preferred), then Walter, Walter's children and their respective personal trusts shall have the right on a proportional basis to tag-along in connection with such sale on the same terms and conditions as apply to Teton's sale.

      o No puts, calls or rights of first refusal shall apply to any of Teton's holdings.